Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 28, 2018, relating to the balance sheet of Mosaic Acquisition Corp. as of December 31, 2017, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 26, 2017 (inception) to December 31, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

November 5, 2018